EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of Shengtai Pharmaceutical Inc. and Subsidiaries on Post-Effective Amendment No. 1 to Form S-1 of our report, dated September 26, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/S/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California

April 23, 2008